SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, DC  20549

                        _____________


                           FORM 8-K


                        CURRENT REPORT
            PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

                        ______________


               Date of Report:  January 21, 1998
               (Date of earliest event reported)


                    DETECTION SYSTEMS, INC.
      (Exact Name of Registrant as Specified in Charter)


New York State                  0-8125               27-069690
(State or Other Jurisdiction (Commission         (IRS Employer
 of Incorporation)            File Number)  Identification No.)


        130 Perinton Parkway, Fairport, New York 14450
           (Address of Principal Executive Offices)


                        (716) 223-4060
     (Registrant's telephone number, including area code)

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Item 9. Sales of Equity Securities Pursuant to Regulation S.

On January 21, 1998, the registrant delivered $2.8 million
(USD) in cash and 186,667 shares of its common stock to Meinrad Joseph Formosa, Lot 25 Glenfern Close, West Pennant Hills, NSW Australia and John Herbert Chappell, 24 Wavell Avenue, Caloundra QLD Australia as the acquisition purchase price for all the outstanding stock of Electronics Design & Manufacturing Pty Limited. The stock was unregistered and valued at approximately $2.3 million (USD).

The exemption from registration of the shares under the Securities Act of 1933 is based on Section 4(2) and Regulation S thereunder. The sale was made to the two shareholders of the Australian corporation which the registrant acquired in the transaction, the acquisition agreement restricts transfer of the shares of common stock delivered by the registrant other than in compliance with the U.S. securities laws and the certificates representing such shares are legended to reflect this restriction.


                          SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         DETECTION SYSTEMS, INC.

                         By:  /s/  Frank J. Ryan
                              Frank J. Ryan
                              Vice President, Secretary, Treasurer

Dated:  February 2, 1998